                                                          [CONSULTING]

               THIS OPTION IS NOT, AND SHALL NOT BE TREATED AS AN
           INCENTIVE STOCK OPTION, AS DEFINED IN SECTION 422A OF THE
                   INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                                   CORE, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------


     THIS STOCK OPTION AGREEMENT is entered into by and between CORE, INC., a Massachusetts corporation (the "Company"), and ____________________ ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Optionee consulted with and has agreed to be available to consult with the Company;

     WHEREAS, the Company has agreed to compensate Optionee for such services by the grant of options outside the Company's 1991 Stock Option Plan;

     WHEREAS, the Company and Optionee desire to enter into this Agreement concerning the grant by the Company of stock options to Optionee;

     NOW, THEREFORE, in consideration of the covenants herein set forth, the parties agree as follows:

     1.   Shares; Price; Term.
          -------------------

          As of March 29, 1996 (the "Grant Date"), the Company grants Optionee an option to purchase up to 40,000 shares of its Common Stock, par value $0.10 per share (the "Option Shares"), at a price of $12.25 per share (which price is equal to the fair market value of the common stock as quoted on NASDAQ). This option is exercisable immediately and shall terminate entirely at the close of business on March 29, 2001.

     2.   Vesting.
          --------

          The Options Shares shall be 100% vested upon grant.

     3.   Exercise.
          --------

          Optionee may exercise this Stock Option from time to time as hereinabove provided, by delivery to the Company, as to each such exercise, at its principal office of (a) written notice of exercise of this Stock Option, stating the number of shares then being purchased hereunder; (b) a check or cash in the amount of the full purchase price of such shares;

(c) a check or cash in the amount of federal, state and local income taxes, if any, required to be withheld and paid by the Company as a result of such exercise; and (d) such other documents or instruments as may be required by any then applicable federal or state laws or regulations, or regulatory agencies pertaining to this Stock Option, any exercise thereof and/or any offer, issue, sale or purchase of any shares covered by this Stock Option. Not less than one share may be purchased at one time. After the Company shall have received all of the foregoing, the Company shall proceed with reasonable promptness to issue the shares so purchased upon such exercise of the Stock Option; provided, however, that Optionee or any person or persons entitled to exercise this Option under Section 5 hereof shall not be or be deemed to be the record or beneficial owner of any such shares purchased upon any exercise of this Stock Option until and unless the stock certificate or certificates evidencing such shares actually shall have been issued.

     4.   Services.
          --------

          No provision of this Stock Option shall confer any right to continue in the service of the Company.

     5.   Death of Optionee; No Assignment.
          --------------------------------

          This Stock Option shall not be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable during his lifetime only by Optionee. If Optionee shall die prior to the termination date of this Stock Option, Optionee's personal representative or the person entitled to succeed to Optionee's rights hereunder shall have the right, at any time and from time to time within twelve (12) months after the date of Optionee's death, and prior to the expiration or termination of this Stock Option pursuant to Section 1 hereof, to exercise this Stock Option to the extent that Optionee was entitled to exercise this Stock Option at the date of death.

     6.   No Rights as Stockholder.
          ------------------------

          Optionee shall have no rights as a stockholder with respect to the Common Stock covered by this Stock Option until the date of the issuance of a stock certificate or stock certificates to Optionee. No adjustment will be made for dividends or other rights for which the record date (or if there is no record date established, then the date established for the distribution of such dividend or right) is prior to the date such stock certificates are issued.

     7.   Conditions of Resale.
          --------------------

          Optionee agrees to comply with all applicable federal and state securities laws and rules and regulations thereunder in connection with the resale by Optionee of any shares of Common Stock which shall have been received by Optionee upon exercise of this Option, and Optionee further agrees to comply with all requirements of the Company which may be reasonably imposed by the Company as conditions of such resale. The Company may, in its discretion, place a legend on stock certificates issued in connection with the exercise of this Stock Option in order to insure compliance with the Securities Act of 1933, as amended.

          The Company has no obligation to register the Option Shares on a registration statement with the Securities and Exchange Commission. Accordingly, notwithstanding the Company's status as a publicly-held corporation, the Option Shares may be restricted shares and not subject to resale without compliance with Rule 144 or other exemption. In general, Rule 144 requires a two-year holding period prior to sale of the shares of Stock.

     8.   Certain Adjustments Upon Changes in Capitalization.
          --------------------------------------------------

          In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, consolidation, split-up, combination or exchange of shares, or the like, the aggregate number and class of shares available under this Stock Option Agreement shall be appropriately adjusted by the Board of Directors whose determination shall be conclusive.

     9.   Option Grant Outside the 1991 Stock Option Plan.
          -----------------------------------------------

          The Option Shares have been granted outside the Company's 1991 Stock Option Plan. Accordingly, this Agreement not subject to the provisions of the 1991 Stock Option Plan.

     10.  Miscellaneous.
          -------------

          (a)  Section; Headings.  Section and other headings are included
               -----------------
herein for reference purposes only and shall not be construed or interpreted as part of this Agreement.

          (b)  Gender; Plural.  Wherever and whenever the context of this
               --------------
Agreement shall so require, the masculine, feminine and neuter gender of any noun or pronoun shall include any or all of the other genders and the singular shall include the plural and the plural shall include the singular.

          (c)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, all of which shall constitute one and the same instrument.

          (d)  Not an Incentive Stock Option.  Optionee understands that this
               -----------------------------
Stock Option thus will not be treated as an "Incentive Stock Option" pursuant to
Section 422A of the Internal Revenue Code of 1986.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the 29th day of March, 1996.

                                            CORE, INC.


                                            By:__________________________
                                               George C. Carpenter IV
                                               Chairman and Chief
                                                Executive Officer

                                            Optionee

                                            _____________________________

                              SCHEDULE TO EXHIBIT

     LIST OF OPTIONEES GRANTED OPTIONS FOR 40,000 SHARES ON MARCH 29, 1996



     Stephen C. Caulfield

     John Pappajohn